UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2012

Bering Exploration, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-50541 (Commission File Number)	88-0507007 (IRS Employer Identification No.)

710 Post Oak Road, Suite 410

Houston, Texas 77024

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (713) 780-0806

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

On May 16, 2012, Bering Exploration, Inc. (the “Company”) entered into Subscription Agreements (the “Purchase Agreements”) with several “accredited investors” (the “Purchasers”) in connection with a private placement of shares (the “Shares”) of the Company’s common stock, $.001 par value per share. Pursuant to the Purchase Agreements, the Company agreed to issue and sell to the Purchasers an aggregate of 1,428,981 Shares at a purchase price of $0.35 per Share for aggregate gross proceeds to the Company of $500,143. No warrants or registration rights were granted to the Purchasers in the transaction. The proceeds of the private placement will be used for general corporate purposes.

The stock issuance was made in reliance on the exemption from registration provided by Section 4(2) of the Act, and Regulation D promulgated thereunder on the basis that the issuances did not involve a public offering and Purchasers made certain representations to the Company in the Purchase Agreements, including without limitation, that the Purchasers were “accredited investors” as defined in Rule 501 under the Act.

(c)           EXHIBITS

Exhibit No.	Description

none

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERING EXPLORATION, INC.
Dated: May 21, 2012
	By:	/s/ Steven M. Plumb
Steven M. Plumb
Chief Financial Officer